UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On October 23, 2009, the Company issued a press release announcing that the Company has been notified by the Flavor and Extract Manufacturers Association (FEMA) that S6973, its lead sucrose enhancer, has been determined to be Generally Recognized As Safe (GRAS) under the provisions of the Federal Food, Drug and Cosmetic Act.

The GRAS designation allows usage of S6973 in baked goods, cereals, gum, condiments and relishes, confectioneries and frostings, frozen dairy offerings, fruit ices, gelatins and puddings, hard and soft candy, jams and jellies, milk products, and sauces.  In addition, the Company is evaluating the opportunity to pursue a GRAS designation for S6973 in additional product categories in the future.  Senomyx is also continuing the evaluation of additional sucrose enhancers.  These enhancers have distinct physical properties that may be advantageous for a variety of beverage products that have specific requirements due to packaging and storage conditions utilized by the beverage industry.

The description of the press release set forth under this “Item 8.01. Other Events” is qualified in its entirety by reference to the press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press release of Senomyx, Inc. dated October 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/s/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and Corporate Secretary

Date: October 23, 2009

INDEX TO EXHIBITS

99.1                           Press release of Senomyx, Inc. dated October 23, 2009.